SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 15, 2001
                         Commission File Number: 0-10634


                             Nevada Chemicals, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


             Utah                                              87-0351702
  --------------------------------                         ------------------
   (State or other jurisdiction of                           (IRS Employer
  incorporation or organization)                           Identification No.)


    8805 South Sandy Parkway
        Sandy, Utah                                             84070
 ---------------------------------------                       ---------
 (Address of Principal Executive Offices)                      (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 233-6000
                                 --------------

                    Mining Services International Corporation
                 -----------------------------------------------
                 (Former name, former address, and formal fiscal
                      year, if changed since last report)


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

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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

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         On November 15, 2001, Nevada Chemicals, Inc., formerly known as Mining
Services International Corporation, closed the sale of the assets, subsidiaries and certain joint venture interests of our explosives manufacturing, services and supply business (the "Explosives Business") to Union Espanola de Explosivos S.A. and certain of its subsidiaries ("UEE"). UEE is a major, Spanish-based entity engaged in the explosives, defense, sport cartridges and nitrochemicals industries. The transaction with UEE was pursuant to an Asset Purchase Agreement, dated November 30, 2000, as amended, by and among ourselves, UEE, Union Espanola de Explosivos-MSI International, S.A., and Mining Services International, Inc., successor to UMSI Acquisition Co.

         The sale of the Explosives Business was approved at a special meeting of our shareholders held on November 8, 2001. Also at the special meeting, our shareholders approved the change of our corporate name from "Mining Services International Corporation" to "Nevada Chemicals, Inc." since the former name was sold to UEE as part of the Explosives Business. A more detailed description of the transaction with UEE is contained in our definitive proxy statement (the "Proxy Statement") related to these proposals that was filed with the Securities and Exchange Commission on October 9, 2001.

         As consideration for the Explosives Business, subject to certain adjustments, (i) we received $6.35 million, less approximately $575,000 that was placed into escrow to satisfy potential Canadian tax obligations in connection with the sale, (ii) UEE assumed notes payable to us in the toal principal amount of approximately $1.3 million, the first of which, in the approximate amount of $1.14 million, will be paid in equal annual installments over five years beginning in July of 2002, and the second of which in the amount of $200,000, is payable prior to January 1, 2002; and (iii) UEE assumed essentially all of our liabilities associated with the Explosives Business in the approximate amount of $13.4 million. Certain former members of our corporate management personnel and officers of our subsidiaries became employees of UEE in connection with the closing and acquired a minority interest in UEE-MSI, the subsidiary of UEE formed to complete the transaction.

         Subsequent to the sale of the Explosives Business, we will continue to own and operate our interest in Cyanco, a joint venture with Degussa Corporation. Cyanco manufactures, markets and sells liquid sodium cyanide to the Western United States gold mining industry, where it is used in gold mining processes. In addition, we retained our interest in West Africa Chemicals, a joint venure located in Ghana.


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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

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              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         On November 8, 2001, the shareholders of the Company voted in favor of the sale of the Company's Explosives Business pursuant to the Asset Purchase Agreement between the Company and UEE. The Company entered into the agreement on November 30, 2000 and consummated the sale on November 15, 2001. As a result, the Company's unaudited consolidated financial statements for the quarter and the nine months ended September 30, 2001 reported the disposal of the Explosives Business as discontinued operations in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Therefore, no unaudited pro forma consolidated statements of income for the nine months ended September 30, 2001 are presented below and readers should review the report on 10-Q for this information. The net assets of the Explosives Business to be transferred were recorded as a current asset in the consolidated balance sheet as of September 30, 2001.

         The following unaudited pro forma consolidated balance sheet as of September 30, 2001, estimates the pro forma effect of the sale of the Explosives Business on the Company's financial position as if the sale and the transactions contemplated in the related Asset Purchase Agreement had been consummated on September 30, 2001. The following unaudited pro forma consolidated statement of income for the year ended December 31, 2000 estimates the pro forma effects of the sale on the Company's results of operations as if the sale had occurred on January 1, 2000. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma information may not be indicative of the results of operations and financial position of the Company as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The pro forma information is included for comparative purposes and should be read in conjunction with the Company's historical consolidated financial statements and related notes included in the Company's filings with the Securities and Exchange Commission.

         The actual amount of the purchase price and the net purchase proceeds from the sale of the Explosives Business are to be finalized subsequent to the closing date. The Company believes that such amounts will not be materially different from the amounts reflected in the pro forma consolidated balance sheet presented below.

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


                             Nevada Chemicals, Inc.
              (formerly Mining Services International Corporation)
                      Pro Forma Consolidated Balance Sheet
                     As of September 30, 2001 (in thousands)

                                                                             Sale of Explosives Business
                                                                      -------------------------------------------
                                                       Historical         Pro Forma                Pro Forma
Assets                                                Consolidated       Adjustments             Consolidated
                                                   --------------------------------------------------------------
   Current assets
      Cash                                                   $  1,363            $ 6,350  {a}              6,988
                                                                                    (150) {a}
                                                                                    (575) {b}
      Receivables, net                                          1,620                200  {a}              1,820
      Net assets held for sale                                  6,930             (6,930) {a}                  -
                                                   --------------------------------------      ------------------
                                                                9,913             (1,105)                  8,808

   Investments in and advances to joint ventures               11,930                  -                  11,930
   Property, plant and equipment, net                             914                  -                     914
   Notes receivable                                                86              1,140  {a}              1,226
   Other assets                                                   138                575  {b}                713
                                                   --------------------------------------      ------------------

                                                             $ 22,981            $   610                $ 23,591
                                                   ======================================      ==================

Liabilities and Stockholders' Equity
   Current liabilities - Accounts payable and
      accrued expenses                                       $    885            $   350  {a}           $  1,235

   Deferred income taxes                                        2,047               (341) {a}              1,706
                                                   --------------------------------------      ------------------
                                                                2,932                  9                   2,941

   Minority interest                                                -

   Stockholders' equity
      Common stock, $.001 par value, 500,000,000
         shares authorized                                          7                  -                       7
      Capital in excess of par value                            5,312                  -                   5,312
      Retained earnings                                        14,730                601  {a}             15,331
                                                   --------------------------------------      ------------------
                                                               20,049                601                  20,650
                                                   --------------------------------------      ------------------

                                                             $ 22,981            $   610                $ 23,591
                                                   ======================================      ==================
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

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

                             Nevada Chemicals, Inc.
              (formerly Mining Services International Corporation)
                   Pro Forma Consolidated Statement of Income
      Year Ended December 31, 2000 (in thousands except per share amounts)


                                                                              Sale of Explosives Business
                                                                      --------------------------------------------
                                                       Historical         Pro Forma                Pro Forma
                                                      Consolidated       Adjustments              Consolidated
                                                   ---------------------------------------------------------------
Revenue
   Net sales                                                 $ 35,889          $ (35,530){f},{i}        $     359
   Royalties                                                      892               (892) {f}                   -
   Equity in earnings of joint ventures                         2,244               (537) {f}               1,707
   Other income                                                   105               (105) {f}                   -
                                                   --------------------------------------      -------------------
                                                               39,130            (37,064)                   2,066
                                                   --------------------------------------      -------------------

Costs and expenses
   Cost of sales                                               34,619            (34,475){f},{i}              144
   General and administrative                                   4,550             (3,732) {f},{g}             818
   Research and development                                       686               (686) {f}                   -
   Impairment of assets                                         4,990             (4,990) {k}                   -
                                                   --------------------------------------      -------------------
                                                               44,845            (43,883)                     962
                                                   --------------------------------------      -------------------

Income (loss) from operations                                  (5,715)             6,819                    1,104
Other income (expense)                                           (383)               383 {f},{j}                -
                                                   --------------------------------------      -------------------
Income (loss) before provision for income taxes
   and minority interest                                       (6,098)             7,202                    1,104
Benefit (provision) for income taxes                            1,570             (1,879) {h}                (309)
                                                   --------------------------------------      -------------------
Income (loss)before minority interest                          (4,528)             5,323                      795
Minority interest in income                                       497               (497)                       -
                                                   --------------------------------------      -------------------

Net income (loss) from continuing operations                 $ (4,031)         $   4,826                $     795
                                                   ======================================      ===================
                                                                    -
Earnings (loss) from continuing operations per
   common share - basic                                      $  (0.55)         $    0.66                $    0.11
                                                   ======================================      ===================
Earnings (loss) from continuing operations per
   common share - diluted                                    $  (0.55)         $    0.66                $    0.11
                                                   ======================================      ===================

Weighted average common and common
   equivalent shares:
   Basic                                                    7,314,000                  -                7,314,000
   Diluted                                                  7,314,000                  -                7,314,000

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

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

                             Nevada Chemicals, Inc.
              (formerly Mining Services International Corporation)
         Notes to Unaudited Pro Forma Consolidated Financial Statements

         {a} The unaudited pro forma consolidated balance sheet gives effect to the sale of the Explosives Business and the assumption of certain related liabilities as though the sale had occurred on September 30, 2001. At September 30, 2001, the net assets of the explosives business held for sale consisted of the following (in thousands):

Cash                                                    $     496
Receivables, net                                            7,595
Inventories                                                 2,337
Other current assets                                          449
Investments in and advances to joint ventures               2,095
Property, plant and equipment, net                          6,186
Other assets                                                1,178
                                                  ----------------
   Total assets                                            20,336
                                                  ----------------

Current liabilities                                        12,144
Other liabilities                                           1,262
                                                  ----------------
   Total liabilities                                       13,406
                                                  ----------------

Net assets                                             $    6,930
                                                  ================


         Estimated net proceeds, liabilities assumed, assets sold, and resultant gain from the sale of the Explosives Business are as follows (in thousands):


Cash                                                   $    6,350
Receivable                                                    200 (See Note {c})
Note receivable                                             1,140 (See Note {c})
Liabilities assumed                                        13,406
                                                   -----------------
Total proceeds received                                    21,096

Book value of assets sold                                  20,336
                                                   -----------------
Gain on sale before taxes                                     760 (See Note {d})
Less expenses of sale                                      (1,396)
Recognition of foreign currency translation
   adjustment                                                (430)(See Note {e})
Accrued Canadian income taxes                                (350)
Tax benefit from sale                                         966 (See Note {d})
                                                   -----------------
After tax loss on sale                                 $     (450)
                                                   =================

Loss recognized as follows:
   Historical financial statements for the nine
      months ended September 30, 2001                  $   (1,051)
   Pro forma adjustment to retained earnings                  601
                                                   -----------------
   Total                                               $     (450)
                                                   =================

         Expenses of sale include $150,000 additional costs, primarily legal and professional fees, to be paid out of proceeds. The pro forma adjustment to accounts payable and accrued expenses of $350,000 records estimated Canadian income taxes due on the sale. A portion of the cash proceeds was placed in escrow to pay potential Canadian income taxes (see Note {b}). The pro forma adjustment to deferred income tax liability adjusts the income tax benefit on sale accrued at September 30, 2001 to the estimated amount of $966,000 reflected in the summary of loss on sale above.

         {b} $575,000 of the proceeds was placed in an escrow account pending final determination of the amount due on sale of the Explosives Business to pay Canadian income taxes, which are currently estimated at $350,000. The pro forma adjustment increasing other assets by $575,000 reflects the establishment of the escrow account.

         {c} As part of the sale of the Explosives Business, UEE is assuming a short-term intercompany liability from the Explosives business in the amount of $200,000 and a long-term intercompany liability from the Explosives Business in the amount of $1,140,000.

         {d} The estimated financial effects of the sale of the Explosives Business to UEE were primarily included as an impairment of assets in the financial statements for the year ended December 31, 2000. Consequently, the gain on sale before taxes of $760,000 reflects changes in the balance sheet which occurred in the first nine months of 2001. In addition to the book loss, there are deferred tax assets associated with the Explosives Business, which are realized upon sale, thus producing a net tax benefit of $966,000.

         {e} The cumulative foreign currency translation adjustment is associated with the foreign explosives business and was recognized for financial purposes upon closing.

         {f} The unaudited pro forma consolidated statement of income for the year ended December 31, 2000 gives effect to the sale of the Explosives Business as though it had occurred on January 1, 2000. These pro forma adjustments eliminate the historical results of the Explosives Business. Any gain or loss from the sale of the Explosives Business is not included in the pro forma consolidated statement of income.

         {g} The allocation of general and administrative expenses is based on estimates. The pro forma consolidated statement of income for the year ended December 31, 2000 gives effect to the sale of the Explosives Business as if it had occurred on January 1, 2000 considering the probable administrative structure retained by the Company subsequent to the sale of the Explosives Business and those general and administrative costs that are associated with the Explosives Business that would transfer with the Explosives Business as a result of the sale.

         (h} The pro forma adjustment for income taxes assumes a consistent effective tax rate for both the Explosives Business and the Company's remaining consolidated results of operations, since it is estimated that the Company had no permanent book/tax differences which are allocable solely to either the Explosives Business or the remaining consolidated results of operations.

         {i} Historically, the management fee from Cyanco has been accounted for in cost of sales as an offset to costs incurred to provide management services to the Cyanco joint venture. The pro forma adjustments include a reclassification of the management fee received from Cyanco from cost of sales to net sales in response to the expected increased focus by the Company on the management of Cyanco. The management fee is based on a contractual rate of 1.5% of revenues. Pro forma management fee income was $342,000 for the year ended December 31, 2000.

         {j} The Company's pro forma consolidated balance sheet as of September 30, 2001 does not include interest bearing debt as the Explosives Business being sold carries all of the lines of credit and long-term debt. Accordingly, the Company would not have incurred interest expense during the year ended December 31, 2000 had the sale of the Explosives Business occurred as of January 1, 2000.

         {k} The Company's pro forma consolidated statement of income for the year ended December 31, 2000 does not include a charge for impairment of assets as the impairment was determined to involve the assets of the Explosives Business only. This determination was made after an analysis of the future cash flows of the Company's assets that will be retained by the Company subsequent to the completion of the sale of the Explosives Business.

Item 7(c).   Exhibits.


              Exhibit No.                               Description                            Reference
              -----------                               -----------                            ---------
                                          Asset Purchase Agreement, dated          Incorporated by reference to
                                          November 30, 2000, by and among Union    Exhibit (a)(5)(ii) of Schedule
                  2.1                     Espanola de Explosivos S.A., Union       13E-3/A filed by Mining Services
                                          Espanola de Explosivos-MSI               International Corporation on
                                          International, S.A., UMSI Acquisition    September 17, 2001
                                          Co., and Mining Services International
                                          Corporation
                                          Amendment to Asset Purchase Agreement,   Incorporated by reference to
                                          dated February 22, 2001, by and among    Exhibit (a)(5)(iii) of Schedule
                  2.2                     Union Espanola de Explosivos S.A.,       13E-3/A filed by Mining Services
                                          Union Espanola de Explosivos-MSI         International Corporation on
                                          International, S.A., UMSI Acquisition    September 17, 2001
                                          Co., and Mining Services International
                                          Corporation
                                          Amendment No.2 to Asset Purchase         Incorporated by reference to
                                          Agreement, dated May 11, 2001, by and    Exhibit (a)(5)(iv) of Schedule
                                          among Union Espanola de Explosivos       13E-3/A filed by Mining Services
                  2.3                     S.A., Union Espanola de Explosivos-MSI   International Corporation on
                                          International, S.A., Mining Services     September 17, 2001
                                          International, Inc., successor to UMSI
                                          Acquisition Co., and Mining Services
                                          International Corporation
                                          Amendment No.3 to Asset Purchase         Incorporated by reference to
                                          Agreement, dated August 1, 2001, by      Exhibit (a)(5)(v) of Schedule
                                          and among Union Espanola de Explosivos   13E-3/A filed by Mining Services
                  2.4                     S.A., Union Espanola de Explosivos-MSI   International Corporation on
                                          International, S.A., Mining Services     September 17, 2001
                                          International, Inc., successor to UMSI
                                          Acquisition Co., and Mining Services
                                          International Corporation
                                          Amendment No.4 to Asset Purchase         Incorporated by reference to
                                          Agreement, dated October 5, 2001, by     Exhibit (a)(5)(vi) of Schedule
                                          and among Union Espanola de Explosivos   13E-3/A filed by Mining Services
                  2.5                     S.A., Union Espanola de Explosivos-MSI   International Corporation on
                                          International, S.A., Mining Services     October 9, 2001
                                          International, Inc., successor to UMSI
                                          Acquisition Co., and Mining Services
                                          International Corporation
                                          Amendment No.5 to Asset Purchase         Incorporated by reference to
                                          Agreement, dated November 15, 2001, by   Exhibit (a)(5)(vii) of Schedule
                                          and among Union Espanola de Explosivos   13E-3/A filed by Nevada
                  2.6                     S.A., Union Espanola de Explosivos-MSI   Chemicals, Inc. on November 30,
                                          International, S.A., Mining Services     2001
                                          International, Inc., successor to UMSI
                                          Acquisition Co., and Nevada Chemicals,
                                          Inc., formerly known as Mining
                                          Services International Corporation


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                                   SIGNATURES

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         Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 30, 2001                        NEVADA CHEMICALS, INC.


                                                 By: /s/ Dennis P. Gauger
                                                 ------------------------
                                                 Dennis P. Gauger
                                                 Chief Financial Officer




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